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NS GROUP, INC.             June 30, 2004    Form 10-Q              Exhibit 12.1

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (thousands of dollars)

                                             Three Months Ended           Six Months Ended
                                           6/30/2004     6/30/2003     6/30/2004     6/30/2003
                                           ----------    ----------    ----------    ----------
Earnings
    Pretax income (loss)                   $   21,322    $   (7,370)   $   26,466    $  (18,585)

    Interest expense                              353         1,434           671         2,795
    Interest portion of rent expense (a)          117            78           229           177
                                           ----------    ----------    ----------    ----------
                                           $   21,792    $   (5,858)   $   27,366    $  (15,613)
                                           ==========    ==========    ==========    ==========
Fixed Charges
    Interest expense                       $      353    $    1,434    $      671    $    2,795
     Interest portion of rent expense (a)         117            78           229           177
                                           ----------    ----------    ----------    ----------
                                           $      470    $    1,512    $      900    $    2,972
                                           ==========    ==========    ==========    ==========
Ratio of Earnings to Fixed Charges               46.4             -          30.4             -
Deficiency in Earnings                     $        -    $    7,370    $        -    $   18,585

(a) One-third of rent expense is the portion deemed representative of the interest factor.